UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report    January 22, 2007

(Date of earliest event reported)    January 16, 2007

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02.  Results of Operations and Financial Condition

On January 22, 2007, Trinity Capital Corporation (“Trinity”) issued a press release announcing its financial results for the fiscal quarter ended December 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On January 16, 2007, Trinity entered into an employment agreement with William C. Enloe, the Chief Executive Officer and President of Trinity and the Chief Executive Officer of Los Alamos National Bank (“LANB”) and Chief Executive Officer of Title Guaranty & Insurance Company (“TG”) (both wholly owned subsidiaries of Trinity Capital Corporation).   On January 16, 2007, Trinity also entered into an employment agreement with Steve W. Wells, Secretary of Trinity and the President of LANB.

Employment Agreement with William C. Enloe

The employment agreement with Mr. Enloe provides for an initial annual base salary of $348,233, which amount may be increased annually by the Board of Directors. In addition to the annual base salary, Mr. Enloe is eligible for such other compensation in the form of stock incentives, bonuses and deferred compensation plans as determined in the discretion of the Board of Directors.  Mr. Enloe is also eligible to participate in other employee benefit plans.  The agreement provides for an initial three-year term, which automatically renews for one-year terms unless either party earlier terminates.

Pursuant to the agreement, if: (i) Mr. Enloe terminates his employment voluntarily; (ii) Trinity terminates Mr. Enloe for cause in the absence of a change in control within the previous 12 months; or (iii) Trinity terminates the employment relationship by non-renewal, in the absence of a change of control within six months of the termination by non-renewal, Mr. Enloe will receive no severance or other benefits.   Mr. Enloe will be entitled to a lump-sum amount equal to his base salary for 12 months at the rate then in effect if any of the following events occur: (i) Mr. Enloe is terminated by Trinity without cause in the absence of a change of control within the previous 12 months; (ii) Mr. Enloe is terminated, with or without cause, within 12 months of a change of control; (iii) Mr. Enloe is terminated by non-renewal of his contract within 6 months of a change of control; or (iv) Mr. Enloe terminates his employment due to a detrimental change within 24 months of a change of control. All change of control payments are limited in amount in order to comply with the Internal Revenue Code section 280G.

The payment of all severance benefits is conditioned upon the release of any employment-related claims and compliance with the surviving terms of the employment agreement, which include but are not limited to, the provision of consulting services following termination; Conduct, Confidentiality and Non-Competition provisions; Equitable Enforcement provisions; and Dispute Resolution provisions.

The above is a brief description of selected provisions of the employment agreement and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with Steve W. Wells

The employment agreement with Mr. Wells provides for an initial annual base salary of $241,084, which amount may be increased annually by the Board of Directors. In addition to the annual base salary, Mr. Wells is eligible for such other compensation in the form of stock incentives, bonuses and deferred compensation plans as determined in the discretion of the Board of Directors.  Mr. Wells is also eligible to participate in other employee benefit plans.  The agreement provides for an initial three-year term, which automatically renews for one-year terms unless either party earlier terminates.

Pursuant to the agreement, if: (i) Mr. Wells terminates his employment voluntarily; (ii) Trinity terminates Mr. Wells for cause in the absence of a change in control within the previous 12 months; or (iii) Trinity terminates the employment relationship by non-renewal, in the absence of a change of control within six months of the termination by non-renewal, Mr. Wells will receive no severance or other benefits.   Mr. Wells will be entitled to a lump-sum amount equal to his base salary for 12 months at the rate then in effect if any of the following events occur: (i) Mr. Wells is terminated by Trinity without cause in the absence of a change of control within the previous 12 months; (ii) Mr. Wells is terminated, with or without cause, within 12 months of a change of control; (iii) Mr. Wells is terminated by non-renewal of his contract within 6 months of a change of control; or (iv) Mr. Wells terminates his employment due to a detrimental change within 24 months of a change of control. All change of control payments are limited in amount in order to comply with the Internal Revenue Code section 280G.

The payment of all severance benefits is conditioned upon the release of any employment-related claims and compliance with the surviving terms of the employment agreement, which include but are not limited to, the provision of consulting services following termination; Conduct, Confidentiality and Non-Competition provisions; Equitable Enforcement provisions; and Dispute Resolution provisions.

The above is a brief description of selected provisions of the employment agreement and is qualified in its entirety by reference to the employment agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01.   Other Events

On January 16, 2007, Trinity announced that it would repurchase up to $1,000,000 in outstanding shares of Trinity’s common stock. The Repurchase Plan will expire at the end of the First Quarter of 2007. Trinity’s Board of Directors determined that the repurchase of stock at this time was a good investment and a sensible use of Trinity’s current capital. The stock will be converted into treasury shares.  Trinity may suspend or discontinue its repurchases of common stock at any time.

Additionally, LANB has been engaged in litigation with Galaxy CSI, LLC over the past three years. The parties have reached a settlement agreement which will cause LANB to pay $500,000 to Galaxy CSI, LLC.  Trinity expects the settlement to be finalized and accepted later in the first quarter of 2007.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Shell company transactions.

None.

(d)                                 Exhibits.

10.1  Employment Agreement by and between Trinity and William C. Enloe

10.2  Employment Agreement by and between Trinity and Steve W. Wells

99.1  Press Release dated January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: January 22, 2007	By:	/s/ William C. Enloe
William C. Enloe